Exhibit 10.16

Guarantee Loan Contract (Type A) General Terms

(Important Notice)

This contract is established by all parties based on relevant laws and regulations through negotiation on an equal and voluntary basis. All contract terms genuinely represent the intentions of the parties. To protect the legal rights of the borrower and other parties, the lender specifically reminds the borrower and others to pay attention to all clauses regarding their rights and obligations.

Once this contract is signed, it is deemed that all parties understand and agree to all terms of this contract. This contract consists of the “Basic Elements Clause” and “General Terms,” forming a complete guarantee loan contract. Words in the two parts that are the same have the same meaning. The borrower and other parties are jointly bound by both parts.

Article 1 Loan Purpose

Without the written consent of the lender, the borrower shall not use the loan under this contract for other purposes. The lender has the right to supervise the use of the funds.

Article 2 Loan Receipt

2.1 The loan receipt is an inseparable part of this contract and has the same legal effect as this contract.

2.2 In case of any inconsistency between the loan amount, loan date, repayment date, and interest calculation method recorded in this contract and those in the loan receipt, the information in the loan receipt shall prevail.

Article 3 Loan Interest Rate

The Loan Market Quotation Rate (LPR) refers to the interest rate published by the National Interbank Funding Center on the 20th of each month (postponed for holidays). If the People’s Bank of China adjusts the method for determining loan interest rates, it shall be handled according to the relevant regulations of the People’s Bank of China, and the lender will not notify the borrower separately. (Daily interest rate = Annual interest rate / 360)

Article 4 Account Management

The borrower shall open a loan disbursement account and a designated fund recovery account with the lender. The loan disbursement account is used for the release of loans, and all co-borrowers authorize the lender to transfer loan funds into this account, agreeing that the borrower may use this loan fund. The designated fund recovery account is used to collect corresponding sales income or planned repayment funds, etc. If the corresponding sales income is settled in a non-cash manner, the borrower shall ensure timely transfer into the designated fund recovery account. The borrower authorizes the lender to supervise the designated fund recovery account and allows the lender to manage the inflow and outflow of funds in this account based on the borrower’s credit status, financing conditions, and other actual circumstances.

Article 5 Withdrawal Conditions

5.1 The date on which the loan under this contract is disbursed to the agreed loan disbursement account shall be deemed the actual withdrawal date of the loan under this contract.

5.2 The borrower shall withdraw the loan according to actual funding needs. Before each withdrawal, the borrower must submit a written withdrawal application and provide genuine proof materials that align with the agreed use. Each withdrawal by the borrower must meet the following conditions; otherwise, the lender is not obligated to disburse any funds to the borrower, except where the lender agrees to disburse funds in advance:

5.2.1 At the time of each withdrawal, the statements and guarantees made by the borrower and guarantor under this contract remain true, accurate, complete, and effective, and no default has occurred under this contract or any other contract signed between the borrower and lender.

5.2.2 The guarantee documents have been signed and are effective, and the guarantor has not violated the provisions of the guarantee contract.

5.2.3 The borrower submits a withdrawal application in the format required by the lender, which is irrevocable once submitted without the lender’s consent.

5.2.4 The provided proof of loan usage is consistent with the agreed purpose.

Article 6 Loan Fund Payment

6.1 The borrower agrees that the lender has the right to manage and control the payment of loan funds through either entrusted payment by the lender or independent payment by the borrower, to ensure the loan funds are used as stipulated in this contract.

6.1.1 Independent payment refers to the situation where the lender disburses loan funds to the borrower’s account, after which the borrower independently pays the trading counterparties in accordance with the agreed purpose of this contract. Under the independent payment method, the borrower shall report to the lender in writing on a monthly basis the usage of the loan funds and submit it to the lender by the 10th of the following month.

6.1.2 Entrusted payment refers to the lender paying the loan according to the borrower’s withdrawal request and payment instructions to the counterparties that meet the agreed purpose of this contract. If the borrower uses the entrusted payment method, they must provide transaction proof materials corresponding to the payment amount at the time of payment. The lender has the right to refuse payment if the borrower provides false materials.

6.2 For withdrawals that comply with the entrusted payment method as per this contract, the borrower irrevocably authorizes and entrusts the lender, after the loan is deposited into the borrower’s loan disbursement account, to transfer the loan funds to the accounts of counterparties that meet the agreed purpose, and to provide payment certificates and related documents as required by the lender.

6.3 During the loan disbursement and payment process, the lender has the right to decide the specific loan amount within the agreed amount range stipulated in this contract. The final loan information shall be based on the records in the loan receipt. If the borrower exhibits any of the following circumstances, the lender has the right to require the borrower to supplement withdrawal conditions and payment conditions, or change the loan payment method, or stop the disbursement and payment of loan funds: (1) decline in credit status; (2) weak profitability in the main business; (3) abnormal use of loan funds.

Article 7 Repayment

7.1 The borrower shall repay the principal, interest, and other payable amounts on time and in full as agreed in this contract. On the interest settlement date or repayment date specified in this contract, the borrower shall ensure that sufficient funds for the current interest, principal, and other payable amounts are available in the fund recovery account opened with the lender, and authorize the lender to proactively deduct these amounts from the borrower’s account on the agreed interest settlement date or repayment date, or require the borrower to assist in handling the relevant transfer procedures.

7.2 If the borrower fails to repay the loan principal, interest, or other fees on time and in full, they shall promptly deposit the amounts into the fund recovery account and authorize the lender to deduct these amounts at any time. If the funds in the repayment account are insufficient to cover the amounts due under this contract, the lender has the right to determine the order of repayment. When there are multiple loans to be repaid, the borrower agrees that the lender may independently decide the order and amount of repayments.

7.3 If the borrower wishes to make an early repayment, they must submit a written notice or make a telephone notification and obtain the lender’s consent. The interest for the early repayment portion will be calculated based on the actual number of days used at the interest rate specified in this contract. The borrower cannot require the lender to change the interest rate on the grounds that early repayment would result in a change in the applicable interest rate tier; any amounts not repaid early will continue to be governed by this contract; if the borrower repays the entire principal early, they must also settle all interest.

7.4 The lender has the right to recall the loan early based on the borrower’s fund recovery situation.

7.5 In the event that early repayment or the lender’s early recall of the loan leads to a shortening of the actual loan term, the corresponding interest rate tier will not be adjusted and will still apply the original loan interest rate.

Article 8 Loan Extension

If the borrower cannot repay the loan under this contract on time and needs to apply for an extension, they shall submit a written application to the lender 15 days before the loan’s maturity. If the lender approves the extension after review, the parties shall separately sign an extension agreement. If the lender does not agree to the extension, the borrower shall still repay the loan principal and interest as stipulated in this contract.

Article 9 Guarantee

9.1 The guarantee method for this contract is joint and several liability. The scope of the guarantee includes the loan principal and interest, compound interest, penalty interest, liquidated damages, compensation for damages, and all costs related to enforcing the claim (including but not limited to arbitration fees, litigation fees, attorney fees, property preservation fees, enforcement fees, appraisal fees, announcement fees, auction fees, appraisal fees, travel expenses, etc.).

9.2 The guarantor and borrower shall bear joint repayment responsibility for the debt. If there are two or more guarantors for the same debt, they shall jointly bear the repayment responsibility.

9.3 The guarantee period is three years from the expiration of the main debt performance period specified in this contract. If the debt under this contract matures early due to legal, regulatory, or contractual stipulations, the guarantee period shall be three years from the early maturity date of the debt under this contract. If the debt specified in the main contract matures in installments, the guarantee period shall be three years from the date of maturity of the last debt.

9.4 If there is an adverse change in the financial condition of the guarantor or any other change that negatively affects the lender’s rights, the borrower shall promptly notify the lender and provide other guarantees acceptable to the lender within three working days after the change occurs. Otherwise, the lender has the right to take measures such as terminating the contract, recalling the loan early, or other corresponding credit sanctions and preservation measures.

Article 10 Representations and Warranties

The borrower and guarantor make the following representations and warranties to the lender, which shall remain valid throughout the effective term of this contract:

10.1 They have the legal status and qualifications to be the borrower and guarantor, with the ability to sign and perform this contract.

10.2 All necessary authorizations or approvals for signing this contract have been obtained, and signing and performing this contract does not violate the company’s articles of association or relevant laws and regulations, nor does it conflict with obligations under other contracts.

10.3 All other debts owed by the borrower have been repaid on time, with no malicious defaults on bank loan principal and interest.

10.4 They have a sound organizational structure and financial management system, with no significant violations or misconduct in the past year, and current senior management has no significant adverse records.

10.5 Financial statements provided to the lender are prepared in accordance with Chinese accounting standards, accurately, fairly, and completely reflecting the borrower’s operating condition and liabilities. Since the latest financial statement date, there have been no significant changes in the borrower’s financial condition.

10.6 They have not concealed any lawsuits, arbitrations, or claims involving the lender.

Article 11 Commitments of the Borrower and Guarantor

11.1 The borrower shall extract and use the loan according to the terms and purposes specified in this contract. The borrowed funds shall not be used for fixed assets (except for personal business special loans and fixed asset loans), equity and debt investments, nor shall the loan funds be lent to others or used for other purposes. The funds shall not flow into the securities market, futures market, real estate market (except for real estate loans), or any other purposes prohibited or restricted by relevant laws and regulations, nor shall the borrower use personal loans to acquire credit funds for real estate development investment.

11.2 All documents and materials provided to the lender are true, accurate, complete, and valid, with no false statements, significant omissions, or misleading representations.

11.3 The borrower shall repay the principal, interest, and other payables in accordance with this contract.

11.4 The borrower shall accept and actively cooperate with the lender in the examination and supervision of the use of loan funds, including usage analysis, voucher inspection, on-site investigations, etc., and shall regularly report on the use of loan funds as required by the lender.

11.5 The borrower shall accept the lender’s credit inspection and provide financial statements such as balance sheets and income statements, along with other materials reflecting the borrower’s repayment capacity, including all bank account information, bank account numbers, and deposit balances, and shall actively assist the lender in investigating and supervising their business operations and financial conditions.

11.6 The borrower must obtain written consent from the lender before conducting actions that may adversely affect the lender’s rights, such as mergers, divisions, reductions of capital, changes in equity, transfers of shares, significant asset and debt transfers, major external investments, substantial increases in debt financing, and other actions.

11.7 The borrower shall promptly notify the lender in writing of any of the following circumstances:

(1) Changes to the company name, articles of association, business scope, registered capital, registered address, or legal representative;

(2) Suspension of operations, dissolution, liquidation, closure, revocation of business license, or application (or being applied) for bankruptcy;

(3) Involvement in or potential involvement in significant economic disputes, lawsuits, arbitration, or property being lawfully seized, detained, or monitored;

(4) Shareholders, directors, or current senior management suspected of involvement in major cases or economic disputes;

(5) If the borrower or guarantor is a natural person, changes to valid identification numbers, residence, workplace, or contact information;

(6) Other events that may have a significant adverse impact on the performance of repayment obligations.

11.8 The borrower shall timely, comprehensively, and accurately disclose relationships with related parties and related transactions to the lender.

11.9 The borrower shall promptly sign for various notifications sent by the lender or delivered in other ways.

11.10 The borrower shall not dispose of their own assets in a manner that reduces their repayment capacity; providing guarantees to third parties shall not harm the lender’s interests.

11.11 Joint borrowers shall equally bear the responsibility for the representations, warranties, commitments, and corresponding obligations and responsibilities made by the borrower under this contract. Once the joint borrowers sign this contract, they shall not contest the joint repayment liability for any reason.

11.12 The borrower shall strengthen environmental and social risk management. In the event of significant environmental and social risks, the borrower shall submit a major environmental and social risk report to the lender and unconditionally cooperate with the lender in supervising and inspecting the involved risks.

Article 12 Lender’s Commitments

12.1 The lender shall disburse the loan to the borrower in accordance with the terms of this contract.

12.2 The lender shall keep confidential any non-public information and materials provided by the borrower, except as required by law or as otherwise stipulated in this contract.

Article 13 Default and Liability

13.1 The following circumstances shall constitute a default:

(1) The borrower fails to use the loan for the agreed purposes or does not make payments in the agreed manner;

(2) The borrower or guarantor fails to repay the principal, interest, or other payables under this contract, or fails to fulfill any other obligations under this contract, or violates any representations, warranties, or commitments made under this contract;

(3) A change occurs under the guarantees that adversely affects the lender’s rights, and the borrower fails to provide other guarantees acceptable to the lender;

(4) The borrower fails to settle any other debts upon their due date (including those declared due early) or fails to fulfill or violates obligations under other agreements, which has or may impact the performance of obligations under this contract;

(5) The borrower, its legal representative, key personnel, controlling shareholders, or guarantors cannot be contacted for negotiation due to a loss of contact;

(6) The borrower’s financial indicators exceed agreed thresholds or deteriorate, which has or may affect the performance of obligations under this contract;

(7) Significant adverse changes occur in the borrower’s or guarantor’s operations or investments, which have or may affect the performance of obligations under this contract;

(8) The borrower, guarantor, or their investors withdraw funds, transfer assets, or sell assets to evade debts owed to the lender;

(9) The borrower, or any shareholders, legal representatives, key management personnel, or guarantors are involved or may be involved in significant economic disputes, lawsuits, or arbitration, or their assets are seized, detained, or enforced, or are subject to legal action or administrative penalties, or are exposed by media due to violations of national regulations or policies, which have or may affect the performance of obligations under this contract;

(10) Changes occur in the borrower’s or guarantor’s equity or controlling relationships, or significant personnel changes, disappearances, or investigations by judicial authorities, which have or may affect the performance of obligations under this contract;

(11) The borrower uses fictitious contracts with related parties to acquire funds from the lender or credit without actual transactions, or intends to evade the lender’s claims through related transactions;

(12) The borrower or guarantor has ceased operations, dissolved, liquidated, closed, had their business license revoked, or has applied (or is being applied) for bankruptcy;

(13) The borrower or guarantor causes liability accidents due to violations of food safety, production safety, environmental protection, or related laws, regulations, supervision, or industry standards, which have or may affect the performance of obligations under this contract;

(14) The borrower, their legal representative, key personnel, or guarantor are involved in illegal activities such as organized crime, drug use, gambling, or smuggling;

(15) The borrower or guarantor has outstanding taxes, fees, or is habitually late in paying employee wages;

(16) The borrower or guarantor loses civil capacity, dies, or is declared missing without guardians or heirs, or their guardians or heirs do not continue to perform this contract;

(17) Significant cross-default events occur;

(18) The borrower is involved in significant environmental and social risks and fails to timely submit reports to the lender or does not cooperate with inspections;

(19) Other circumstances that may adversely affect the lender’s rights under this contract.

13.2 In the event of default by the borrower or guarantor, the lender has the right to initiate legal action or take one or more of the following measures:

(1) Require the borrower or guarantor to rectify the default within a specified time;

(2) Stop disbursing loans and other financing amounts to the borrower based on this contract;

(3) Declare this contract due early;

(4) Require the borrower or guarantor to compensate the lender for losses caused by the default;

(5) Exercise guarantee rights or require the borrower to provide new guarantees acceptable to the lender for all debts under this contract;

(6) Take other measures deemed necessary by laws, regulations, or this contract.

13.3 If the borrower fails to pay interest on time before the loan’s maturity, the lender has the right to charge compound interest at the normal loan rate. If the borrower fails to repay the principal and interest as agreed upon maturity (including those declared due early), the lender has the right to charge penalty interest on the overdue principal and compound interest on the overdue interest at the penalty interest rate, which is 1.5 times the interest rate stipulated in this contract.

13.4 If the borrower fails to repay the due debts (including those declared due early) as agreed, the lender has the right to deduct the corresponding amounts from all domestic and foreign currency accounts opened by the borrower and guarantor at the lender or other branches of Zhejiang Mintai Commercial Bank until all debts under this contract are fully settled. If any default circumstances or other overdue borrowings adversely affect the lender’s rights, the lender has the right to impose limits on payments from any accounts of the borrower and guarantor at the lender.

13.5 In the event of the borrower’s default, the borrower shall bear all costs incurred by the lender in enforcing its rights under this contract, including but not limited to litigation or arbitration fees, property preservation fees, attorney fees, enforcement fees, appraisal fees, auction fees, announcement fees, identification fees, travel expenses, etc.

Article 14 Transfer of Rights and Obligations

14.1 Without the lender’s written consent, the borrower or guarantor shall not transfer any rights or obligations under this contract. However, the lender has the right to transfer its rights under this contract to a third party without obtaining the consent of the borrower or guarantor.

14.2 The lender or Zhejiang Mintai Commercial Bank may authorize or entrust other branches of Zhejiang Mintai Commercial Bank to perform the rights and obligations under this contract, or transfer the loan receivables under this contract to be assumed and managed by other branches of Zhejiang Mintai Commercial Bank. The borrower and guarantor acknowledge this, and such actions by the lender do not require further consent from the borrower or guarantor. The branches of Zhejiang Mintai Commercial Bank assuming the lender’s rights and obligations have the right to exercise all rights under this contract and to initiate lawsuits, arbitration, or applications for enforcement in the name of the institution regarding disputes under this contract.

14.3 The borrower and guarantor agree that the creditor bank may notify them of matters regarding the realization of rights (including but not limited to the assignment of debts) via effective notifications, which may include mail, phone calls, text messages, emails, etc. The lender is also entitled to notify through its official website (www.mintaibank.com) or media announcements and third-party platforms.

Article 15 Effectiveness, Modification, and Termination of the Contract

15.1 This contract shall come into effect from the date of signature by all parties.

15.2 Any changes to this contract must be agreed upon by all parties and made in writing. Modified terms or agreements shall constitute a part of this contract and have the same legal effect. Except for the modified parts, the remaining provisions of this contract remain valid, and the original terms continue to be effective until the modified provisions take effect.

15.3 The invalidity or unenforceability of any provision of this contract shall not affect the validity and enforceability of other provisions, nor shall it affect the validity of the entire contract.

15.4 Changes to and termination of this contract shall not affect the right of any party to seek damages. The termination of this contract shall not affect the effectiveness of dispute resolution provisions.

Article 16 Applicable Law and Dispute Resolution

The establishment, validity, interpretation, performance, and resolution of disputes arising from this contract shall be governed by the laws of the People’s Republic of China. Any disputes and conflicts arising from or related to this contract shall be resolved through consultation between the borrowing parties; if consultation fails or consensus cannot be reached, the disputes shall be resolved in accordance with the agreed methods in this contract.

Article 17 Miscellaneous

17.1 The lender’s failure to exercise or partial exercise or delay in exercising any rights under this contract shall not constitute a waiver or alteration of that right or any other rights, nor shall it affect the further exercise of that right or any other rights.

17.2 From the date this contract takes effect until the obligations under this contract are fulfilled, the lender has the right to provide relevant information and other related information about this contract to the financial credit information database or other legally established credit databases, as well as to qualified institutions or individuals for inquiry and use, in accordance with relevant laws and regulations or requirements from financial regulatory agencies. The lender is also entitled to query, print, save, and use the borrower’s and guarantor’s relevant information for the purposes of entering into, performing, and managing this contract.

National Service Hotline (Complaints): 95343

Guarantee Loan Contract (Class A) Basic Element Clauses

Contract Number: DK080624000432

Lender: Zhejiang Mintai Commercial Bank Co., Ltd., Shanghai Yangpu Branch

Borrower: Shanghai Alliance Industrial Co., Ltd.

Co-borrower: ______/______

Guarantor: Xiaozhong Lin, Xuefen Zhang

In accordance with relevant national laws, regulations, and rules, and through equal consultation among the parties, this contract is hereby established for mutual compliance.

Article 1 According to the borrower’s application, the lender agrees to grant a short-term working capital loan for the purpose of purchasing bags.

Article 2 The loan amount under this contract is RMB (in words) Eight Hundred Thousand Yuan; the loan period is from July 11, 2024, to June 11, 2025. The interest settlement method is quarterly, and the principal and interest are due upon maturity (including early maturity). For quarterly interest settlements, payment shall be made by the 20th of the ☐ month√quarter ☐ annual following the end of each quarter.

Article 3 The interest rate for this loan is a fixed annual interest rate of 8.70%, calculated using simple interest, determined based on the loan market quotation rate (LPR) as of June 20, 2024 (☐ one-year/ ☐ five-year above period)  ☑ plus or  ☐ minus 525.0 basis points (1 basis point = 0.01%). The interest rate remains unchanged during the loan period, and interest will be calculated daily based on the actual withdrawal amount and the number of days borrowed.

Article 4 The loan disbursement account for this contract is *********; the designated funds recovery account is ***********.

Article 5 All loans under this contract must be withdrawn before July 25, 2024; otherwise, the lender has the right to terminate all or part of the loan.

Article 6 The loan funds under this contract shall be executed according to the following 2 payment methods:

1.	All entrusted payments

2.	All self-managed payments

3.	If a single payment amount exceeds RMB (in words) the loan funds shall be paid using the lender’s entrusted payment method; otherwise, self-managed payment methods shall apply.

Article 7 The borrower may use the loan under this contract on a revolving basis. The loan amount and term specified in Article 2 of this contract shall serve as the maximum limit and effective period for revolving loans. (This article is non-applicable in this contract.)(This clause is optional; fill in applicable or non-applicable.)

Article 8 Any disputes arising from the performance of this contract shall first be resolved through negotiation; if negotiation fails, they shall be resolved as following 1 methods:

1.	Through litigation in the court of ① (choose one: ① lender’s location ② borrower’s location ③ place of contract performance ④ place of contract signing ⑤ location of the subject matter).

2.	Submit the dispute to the_______________ arbitration committee for arbitration.

Article 9 This contract is made in four copies; the borrower, co-borrower, and guarantors each hold one copy, and the lender holds three copies, all having equal legal effect.

Article 10 Other attachments mutually confirmed by all parties constitute an inseparable part of this contract and hold the same legal effect as this contract.

Article 11 Other agreed matters:

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Important Reminder: This document, along with the “Basic Element Clauses” and “General Clauses,” together form a complete guarantee loan contract. The parties have fully negotiated all terms of this contract. The lender has drawn the borrower’s, co-borrower’s, and guarantors’ attention to all terms regarding rights and obligations, especially the bolded and/or underlined parts, ensuring a comprehensive and accurate understanding. Upon request, explanations and clarifications of relevant terms have been provided. The borrower and parties have read and fully understood all contract terms, and their understanding of the contract provisions is completely aligned, with no objections to the contract content. The parties to the contract hereby sign:

Borrower (Seal)

Legal Representative (Authorized Agent):
[Company Seal Affixed Here]

/s/ Xiaozhong Lin

ID Number:

Co-borrower (Seal)

Legal Representative (Authorized Agent):

ID Number:

Lender (Loan Contract Seal)

Responsible Person (Authorized Agent):

[Company Seal Affixed Here]

Guarantor

ID Number (Signature):

ID Number (Signature):

Guarantor (Seal)

Legal Representative (Authorized Agent):

ID Number:

Signing Date: July 11, 2024